Ensco plc Fleet Status Report 15 June 2010

Statements contained in the Fleet Status Report regarding the Company's estimated rig availability, contract duration, future rig rates and cost adjustments, customers or contract status (including letters of intent) are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include references to future rig rates, cost adjustments, utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, contract terms, the period of time and number of rigs that will be in a shipyard for repairs, maintenance, enhancement or construction and scheduled delivery dates for new rigs. Numerous factors could cause actual rig status, contractual and financial results to differ materially from those contemplated in the forward-looking statements, including: (i) changes in U.S. or non-U.S. laws, including tax laws, that could effectively reduce or eliminate the benefits we expect to achieve from our December 2009 redomestication or regulatory or legislature activity that would impact Gulf of Mexico operations, potentially resulting in a force majeure situation, (ii) an inability to realize expected benefits from the redomestication, (iii) costs related to the redomestication and ancillary matters, which could be greater than expected, (iv) industry conditions and competition, including changes in rig supply and demand or new technology, (v) the impact of the April 2010 Deepwater Horizon BP Macondo well incident upon future deepwater and other offshore drilling operations in general, and as respects current and future deepwater drilling permit and operations moratoria, new and future legislative or regulatory requirements (including requirements related to equipment and operations), future lease sales and other governmental activities that may impact deepwater and offshore operations in the U.S. Gulf of Mexico and our existing drilling contracts for ENSCO 8500, ENSCO 8501, ENSCO 8502, ENSCO 8503 and our U.S. Gulf of Mexico jackup rigs in particular, (vi) risks associated with the global economy and its impact on capital markets and liquidity, (vii) prices of oil and natural gas, and their impact upon future levels of drilling activity and expenditures, (viii) further declines in drilling activity, which may cause us to idle or stack additional rigs, (ix) excess rig availability or supply resulting from delivery of newbuild drilling rigs, (x) concentration of our fleet in premium jackups, (xi) cyclical nature of the industry, (xii) worldwide expenditures for oil and natural gas drilling, (xiii) the ultimate resolution of the ENSCO 69 situation in general and the pending litigation, potential return of the rig or package policy political risk insurance recovery in particular, (xiv) changes in the timing of revenue recognition resulting from the deferral of certain revenues for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations, (xv) operational risks, including excessive unplanned downtime due to rig or equipment failure, damage or repair in general and hazards created by severe storms and hurricanes in particular, (xvi) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvii) risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xviii) changes in the dates new contracts actually commence, (xix) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xx) risks associated with offshore rig operations or rig relocations, (xxi) inability to collect receivables, (xxii) availability of transport vessels to relocate rigs, (xxiii) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xxiv) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xxv) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxvi) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation, as well as repeal or modification of same, (xxvii) our ability to attract and retain skilled personnel, (xxviii) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxix) terrorism or military action impacting our operations, assets or financial performance, (xxx) outcome of litigation, legal proceedings, investigations or insurance or other claims, (xxxi) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative instruments, (xxxii) potential long-lived asset or goodwill impairments, (xxxiii) potential reduction in fair value of our auction rate securities and the ultimate resolution of our pending arbitration proceedings.  Moreover, the United States Congress, the Internal Revenue Service (the "IRS"), the United Kingdom Parliament or Her Majesty's Revenue and Customs may enact new statutory or regulatory provisions that could adversely affect our status as a non-U.S. corporation or otherwise adversely affect our anticipated consolidated effective income tax rate. Retroactive statutory or regulatory actions have occurred in the past, and there can be no assurance that any such provisions, if enacted or promulgated, would not have retroactive application. The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us such as others risks as described from time to time as Risk Factors and otherwise in the Company’s SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to the Investor Relations section of our website at www.enscoplc.com. All forward-looking statements included in this Fleet Status Report are expressly qualified in their entirety by the foregoing cautionary statements. All information in this report is as of the date posted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, reflect changes in the Company's expectations or otherwise update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events.

Important Note: ENSCO 8500 Series® ultra-deepwater rigs currently contracted for work in the U.S. Gulf of Mexico are subject to the moratorium which applies to certain deepwater drilling and related activities in the U.S. Gulf of Mexico. Jackup rigs in the U.S. Gulf of Mexico are not currently covered by the moratorium. Current or future Notice to Lessees (NTL) or other directives may impact our customers' ability to obtain permits and commence or continue deep or shallow water operations in the U.S. Gulf of Mexico. At present, we are unable to determine the extent, if any, that these factors will impact the contracts, operations and/or revenues of the Company's rigs currently contracted for work in the U.S. Gulf of Mexico. The Company is in discussions with customers to identify mutually agreeable contingency plans in light of recent developments in the U.S. Gulf of Mexico, which could have a material adverse effect upon our results of operations.

Bolded rig names and underlined text signify changes in rig status from the previous month.

Segment/ Region / Rig	Design (1)	Water Depth' (1)	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments
Deepwater Australia
ENSCO 7500	Dynamically Positioned	8000	Chevron	Low 550s	Australia	Sep. 10	Mob day rate of mid 360s and reimbursable mobilization expenses deferred and amortized over contract. In total, these equal approx. $170,000 per day over the contract term. Plus cost adjustments
U.S. Gulf of Mexico - See "Important Note" above
ENSCO 8500	Dynamically Positioned	8500	Eni/Anadarko	High 290s	Gulf of Mexico	Jun. 13
Plus lump sum payment of $20 million and one-time reimbursable costs of $27 million amortized over contract.  Plus cost adjustments and four 1-year same-rate options. Expect 21 days downtime in 3Q for scheduled upgrades

ENSCO 8501	Dynamically Positioned	8500	Nexen/Noble Energy	Mid 360s	Gulf of Mexico	May 13	Mob costs are reimbursed at $18,000 per day over primary contract term. Plus cost adjustments and unpriced options
ENSCO 8502	Dynamically Positioned	8500	Sea trials & commissioning		Gulf of Mexico	Aug. 12	Contracted to Nexen commencing in Aug. 10 to Aug. 12, low 480s plus cost adjustments. Contract can extend to 3 or 4 year term at operator's election at the same day rate
ENSCO 8503	Dynamically Positioned	8500	Under construction		Singapore	4Q10	Contracted to Cobalt commencing early 2011 for 2 years, mid 520s plus cost adjustments and priced & unpriced options
Under Construction - uncontracted
ENSCO 8504	Dynamically Positioned	8500	Under construction		Singapore	2H11
ENSCO 8505	Dynamically Positioned	8500	Under construction		Singapore	1H12
ENSCO 8506	Dynamically Positioned	8500	Under construction		Singapore	2H12

(1) ENSCO 8500 Series® rigs are 6th generation, proprietary design, ultra-deepwater, dynamically positioned semisubmersibles and may be modified to drill in up to 10,000' water depths.

Ensco plc Fleet Status Report 15 June 2010

Segment Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Asia & Pacific Rim
Middle East/India
ENSCO 54	F&G L-780 Mod II-C	300	ADOC/Bunduq	Low 150s	Qatar	Nov. 10	Plus cost adjustments and unpriced option
ENSCO 76	MLT Super 116-C	350	Saudi Aramco	High 130s	Saudi Arabia	Sep. 10	Expect 12 days in shipyard for scheduled inspection in 2Q
ENSCO 84	MLT 82 SD-C	250	Cold stacked		Bahrain
ENSCO 88	MLT 82 SD-C	250	Ras Gas	Mid 60s	Qatar	Mar. 12	Plus options
ENSCO 94	Hitachi 250-C	250	Ras Gas	Mid 60s	Qatar	Dec. 11	Plus options. Expect 21 days in shipyard for scheduled inspection/repair in 3Q
ENSCO 95	Hitachi 250-C	250	Saudi Aramco	Mid 90s	Saudi Arabia	Aug. 10	Next to shipyard for scheduled inspection/repair
ENSCO 96	Hitachi 250-C	250	Available		Bahrain
ENSCO 97	MLT 82 SD-C	250	Available		Bahrain
Southeast Asia/Australia
ENSCO 52	F&G L-780 Mod II-C	300	Petronas Carigali	Mid 160s	Malaysia	Nov. 10	Plus cost adjustments and unpriced options
ENSCO 53	F&G L-780 Mod II-C	300	Available		Malaysia
ENSCO 56	F&G L-780 Mod II-C	300	Pertamina	Mid 70s	Indonesia	Jan. 11	Plus options
ENSCO 67	MLT 84-CE	400	Pertamina	Mid 80s	Indonesia	Dec. 10	Plus options
ENSCO 104	KFELS MOD V-B	400	ConocoPhillips	High 160s	Australia	Sep. 10	Plus cost adjustments and five 1-well unpriced options
ENSCO 106	KFELS MOD V-B	400	Newfield	Mid 90s	Malaysia	Oct. 10	One unpriced 1-year option
ENSCO 107	KFELS MOD V-B	400	Premier Oil	Low 100s	Vietnam	May 12	Plus five 1-well options at index rate
ENSCO 108	KFELS MOD V-B	400	Total	Low 140s	Brunei	Dec. 10	Plus one 6-month option at market rate
ENSCO I	Barge Rig		Cold stacked		Singapore

Ensco plc Fleet Status Report 15 June 2010

Segment / Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail. Contract Change	Comments

Europe & Africa North Sea
ENSCO 70	Hitachi K1032N	250	Tullow	Mid 90s	UK	Jul. 10	------------------------------
ENSCO 71	Hitachi K1032N	225	Maersk	High 80s	Denmark	Jan. 11	Plus three 1-year options
ENSCO 72	Hitachi K1025N	225	RWE	High 80s	Netherlands	Nov. 10	Plus options
ENSCO 80	MLT 116-CE	225	Committed	----------	UK	Aug. 10	Expect to return to ConocoPhillips in Aug. 10. Contracted through 2012. 2010 rate low 100s
ENSCO 92	MLT 116-C	225	Available		UK
ENSCO 100	MLT 150-88-C	350	GDF Suez	Low 110s	UK	Nov. 10	Sublet starting mid Jul. 10, mid 120s. Plus unpriced options
ENSCO 101	KFELS MOD V-A	400	Maersk	Low 170s	UK	Oct. 11	One unpriced option
ENSCO 102	KFELS MOD V-A	400	ConocoPhillips	Mid 190s	UK	Dec. 11	Plus cost adjustments. Expect to work at low 200s beginning Jun. 11 for approximately 3 years. Plus cost adjustments and unpriced options
Mediterranean
ENSCO 85	MLT 116-C	300	Available		Tunsia		Next expect to work in late Aug. to Oct. 10, mid 90s
ENSCO 105	KFELS MOD V-B	400	BG	Mid 150s	Tunisia	Dec. 10	Plus cost adjustments and seven 1-well options at same rate. Expect 18 days (7 days on 50% day rate) in 2Q and 16 days in 3Q of scheduled shipyard time for inspection and upgrade

North & South America
U.S. Gulf of Mexico - See "Important Note" on page 1 above
ENSCO 60	Levingston 111-C	300	Cold stacked		Gulf of Mexico
ENSCO 68	MLT 84-CE	400	Committed		Gulf of Mexico	Jun. 10	Next to Chevron to Dec. 10, high 80s
ENSCO 75	MLT Super 116-C	400	W&T	High 90s	Gulf of Mexico	Jun. 10	Next to Apache to Dec. 10, high 90s
ENSCO 82	MLT 116-C	300	Chevron	High 50s	Gulf of Mexico	Dec. 10	Rate changes to mid 50s starting Jul. 10. Plus cost adjustments
ENSCO 86	MLT 82 SD-C	250	Apache	Mid 50s	Gulf of Mexico	Dec. 10
ENSCO 87	MLT 116-C	350	Apache	Mid 70s	Gulf of Mexico	Dec. 10
ENSCO 90	MLT 82 SD-C	250	Stone	Low 50s	Gulf of Mexico	Jun. 10
ENSCO 99	MLT 82 SD-C	250	Nexen	Low 50s	Gulf of Mexico	Jul. 10	--------------------------------

Mexico
ENSCO 81	MLT 116-C	350	Pemex	Low 100s	Mexico	Jun. 10
ENSCO 83	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Nov. 12	Plus cost adjustments
ENSCO 89	MLT 82 SD-C	250	Pemex	Mid 70s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Aug. 10)
ENSCO 93	MLT 82 SD-C	250	Pemex	High 80s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Jul. 10)
ENSCO 98	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Apr. 12	Plus cost adjustments

Note:  The day rates reflected in this Fleet Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may influence the actual revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.